EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Flora Growth Corp. (File No. 333-285170) of our report dated March 24, 2025, relating to the consolidated financial statements of Flora Growth Corp., filed with the Securities and Exchange Commission on March 25, 2025.

We also consent to the reference to our firm under the wording “Experts” in such Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 25, 2025